UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 14, 2021

Nocturne Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40259	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7244 Carrizo Drive

La Jolla, CA 92037

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858)228-7142

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one ordinary share, $0.0001 par value, and one right	MBTCU	The Nasdaq Stock Market LLC

Ordinary Shares included as part of the Units	MBTC	The Nasdaq Stock Market LLC

Rights included as part of the Units	MBTCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 14, 2021, Marcus Vincent Gomez tendered his resignation as member of the Board. Mr. Gomez resigned for personal reasons and not the result of any disagreement with the Company.

Effective December 16, 2021, the board of directors (the “Board”) of Nocturne Acquisition Corporation (the “Company”) elected Simon Choi as a member of the Board, as well as a member of the audit committee. The Board determined that Mr. Simon is an “independent director” as defined in the NASDAQ listing standards and applicable rules of the Securities and Exchange Commission.

Mr. Choi, 61, has more than 30 years of international management experience. Mr. Choi has served as the head of the international department of Guangdong Liangma law firm, since May 2018. Mr. Choi was the general counsel of TCL Multimedia, heading its global legal centre from February 2005 to November 2014. Mr. Choi served as a senior lecturer at the Hong Kong Polytechnic University from October 2001 to July 2006, at the Hong Kong Baptist University from October 1989 to July 2005, and the Open University of Hong Kong from October 1998 to July 2005. Mr. Choi is the independent non-executive directors of Boyaa Interactive International Limited, China Wan Tong Yuan (Holdings) Limited and an executive director for Imperium Financial Group Limited. Mr. Choi was appointed as an adjunct professor of law by Zhongnan University of Economics and Law from June 2013 to June 2017. Mr. Choi holds an LL.B. from the Peking University Law School and an LL.M. from the University of London.

There are no arrangements or understandings between Mr. Choi, on the one hand, and any other person pursuant to which any of Mr. Choi was selected as a director of the Company. There are no family relationships between Mr. Choi and any of the Company’s other directors or executive officers, or persons nominated or chosen by the Company to become an executive officer or director of the Company.

There are no transactions between the Company and Mr. Choi that are subject to disclosure under Item 404(a) of Regulation S-K.

In connection with the appointments, Mr. Choi have agreed to become a party to that certain letter agreement, dated March 30, 2021, by and among the Company, the Company’s directors and officers, and other certain securities holders (the “Letter Agreement”) and entered into a joinder to the Letter Agreement on December 16, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nocturne Acquisition Corporation

	By:	/s/ Henry Monzon
		Name:	Henry Monzon
		Title:	Chairman and Chief Executive Officer

Dated: December 20, 2021

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